DERIVED INFORMATION [7/11/06]

[$835,975,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$835,975,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-130884 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

HEAT 2006-6

TOTAL

Total Number of Loans		4,764
Total Loan Balance		824,187,591
Average Loan Balance		173,003
WA CLTV (w/o Silent Seconds)		80.5%
WAC		8.08%
WA FICO		628
WALA		3
WAM		350
Fxd Rate		15.1
IOs		10.1
MH		0.0
1st Lien		96.3
2nd Lien		3.7
Occupancy--OO		94.7
Doc Type--Full/Alternative		62.0
Stated Doc		18.9
Cash Out Refi		44.5
Purchase		49.3
Loans with silent seconds :
% of Portfolio w/ SS		49.3%
$ amount		406,043,187
# of First Liens w/ SS		2,024
CLTV of Total Portfolo (that includes silent 2nds)		89.7%
California		30.3%
Prepay Penalties		77.9%
Pre-Funding Balance
Expected Final Pool

Mortgage Rate
	Balance
5.000 - 5.499	425,607	0.1%
5.500 - 5.999	8,616,810	1.0%
6.000 - 6.499	33,137,371	4.0%
6.500 - 6.999	106,006,662	12.9%
7.000 - 7.499	124,727,971	15.1%
7.500 - 7.999	181,576,772	22.0%
8.000 - 8.499	106,602,382	12.9%
8.500 - 8.999	107,958,068	13.1%
9.000 - 9.499	51,000,607	6.2%
9.500 - 9.999	51,363,751	6.2%
10.000 - 10.499	19,083,323	2.3%
10.500 - 10.999	14,732,088	1.8%
11.000 - 11.499	5,863,524	0.7%
11.500 - 11.999	6,258,393	0.8%
12.000 - 12.499	3,900,429	0.5%
12.500 - 12.999	1,763,189	0.2%
13.000 - 13.499	790,420	0.1%
13.500 - 13.999	282,076	0.0%
14.000 - 14.499	98,147	0.0%
Total:	824,187,591	100%

Gross Margin
	Balance
2.000 - 2.500	1,732,659	0.2%
2.500 - 2.999	220,241	0.0%
3.000 - 3.499	247,070	0.0%
3.500 - 3.999	224,005	0.0%
4.000 - 4.499	2,966,273	0.4%
4.500 - 4.999	12,315,048	1.5%
5.000 - 5.499	118,175,128	14.3%
5.500 - 5.999	177,064,493	21.5%
6.000 - 6.499	112,763,240	13.7%
6.500 - 6.999	145,971,675	17.7%
7.000 - 7.499	61,679,188	7.5%
7.500 - 7.999	44,784,432	5.4%
8.000 - 8.499	16,166,401	2.0%
8.500 - 8.999	4,057,183	0.5%
9.000 - 9.499	871,576	0.1%
9.500 - 9.999	347,568	0.0%
Fixed	124,601,411	15.1%
Total:	824,187,591	100%

ARM Maximum Rate
	Balance
10.500 - 10.999	590,764	0.1%
11.000 - 11.499	6,115,232	0.9%
11.500 - 11.999	20,003,239	2.9%
12.000 - 12.499	41,529,254	5.9%
12.500 - 12.999	104,705,530	15.0%
13.000 - 13.499	116,957,310	16.7%
13.500 - 13.999	154,693,688	22.1%
14.000 - 14.499	83,030,427	11.9%
14.500 - 14.999	79,556,441	11.4%
15.000 - 15.499	36,670,713	5.2%
15.500 - 15.999	34,149,237	4.9%
16.000 >=	21,584,345	3.1%
Total:	699,586,180	100%

ARM Minimum Rate
	Balance
2.000 - 2.499	166,000	0.0%
3.000 - 3.499	247,070	0.0%
5.000 - 5.499	555,226	0.1%
5.500 - 5.999	9,706,979	1.4%
6.000 - 6.499	31,552,045	4.5%
6.500 - 6.999	98,600,764	14.1%
7.000 - 7.499	113,180,597	16.2%
7.500 - 7.999	153,225,507	21.9%
8.000 - 8.499	95,036,654	13.6%
8.500 - 8.999	92,097,969	13.2%
9.000 - 9.499	44,097,991	6.3%
9.500 - 9.999	40,304,633	5.8%
10.000 - 10.499	11,458,451	1.6%
10.500 - 10.999	6,652,862	1.0%
11.000 - 11.499	1,128,662	0.2%
11.500 - 11.999	1,036,741	0.1%
12.000 - 12.499	538,029	0.1%
Total:	699,586,180	100%

Initial Cap (%)
	Balance
1.50	1,201,814	0.2%
2.00	186,224,108	26.6%
3.00	507,919,571	72.6%
5.00	3,520,669	0.5%
6.00	720,018	0.1%
Total:	699,586,180	100%

Periodic Cap (%)
	Balance
1.00	672,297,067	96.1%
1.50	23,138,278	3.3%
2.00	4,150,835	0.6%
Total:	699,586,180	100%

CLTV's (w/0 Silent Seconds)
	Balance
0.01 - 50.00	11,303,224	2.7%
50.01 - 55.00	6,831,453	1.6%
55.01 - 60.00	9,896,950	2.4%
60.01 - 65.00	20,360,267	4.9%
65.01 - 70.00	30,889,290	7.4%
70.01 - 75.00	45,069,249	10.8%
75.01 - 80.00	97,550,726	23.3%
80.01 - 85.00	59,567,439	14.2%
85.01 - 90.00	82,910,931	19.8%
90.01 - 95.00	17,649,668	4.2%
95.01 - 100.00	36,115,207	8.6%
Total:	418,144,404	100%

Credit Scores
	Balance
<= 499	252,657	0.0%
500 - 519	11,681,574	1.4%
520 - 539	24,641,092	3.0%
540 - 559	38,238,962	4.6%
560 - 579	41,691,233	5.1%
580 - 599	117,946,952	14.3%
600 - 619	139,581,901	16.9%
620 - 639	115,753,222	14.0%
640 - 659	120,901,806	14.7%
660 - 679	82,831,644	10.1%
680 - 699	58,661,512	7.1%
700 - 719	29,864,626	3.6%
720 - 739	18,073,270	2.2%
740 - 759	10,518,726	1.3%
760 >=	13,548,416	1.6%
Total:	824,187,591	100%

DTI
	Balance
<= 0.000	2,582,370	0.3%
0.001 - 11.000	5,344,199	0.6%
11.001 - 16.000	5,313,396	0.6%
16.001 - 21.000	10,603,275	1.3%
21.001 - 26.000	21,994,036	2.7%
26.001 - 31.000	41,445,396	5.0%
31.001 - 36.000	68,722,930	8.3%
36.001 - 41.000	115,929,094	14.1%
41.001 - 46.000	187,535,145	22.8%
46.001 - 51.000	271,522,567	32.9%
51.001 - 56.000	92,216,665	11.2%
56.001 - 61.000	978,519	0.1%
Total:	824,187,591	100%

Loan Balance
	Balance
<= 50,000	14,134,353.00	1.7%
50,001 - 100,000	86,961,261.00	10.6%
100,001 - 150,000	118,141,742.00	14.3%
150,001 - 200,000	126,344,896.00	15.3%
200,001 - 250,000	113,654,484.00	13.8%
250,001 - 300,000	89,022,291.00	10.8%
300,001 - 350,000	69,581,504.00	8.4%
350,001 - 400,000	56,985,817.00	6.9%
400,001 - 450,000	38,356,717.00	4.7%
450,001 - 500,000	37,203,524.00	4.5%
500,001 - 550,000	28,170,472.00	3.4%
550,001 - 600,000	18,435,102.00	2.2%
600,001 - 650,000	10,111,794.00	1.2%
650,001 - 700,000	6,047,169.00	0.7%
700,001 - 750,000	4,364,007.00	0.5%
750,001 - 800,000	3,923,872.00	0.5%
850,001 - 900,000	1,748,587.00	0.2%
950,001 >=	1,000,000.00	0.1%
Total:	824,187,591	100%

Occupancy Types
	Balance
Primary	780,638,658	94.7%
Second Home	4,146,018	0.5%
Investor	39,402,915	4.8%
Total:	824,187,591	100%

Loan Term
	Balance
120	98,241	0.0%
180	29,109,848	3.5%
240	3,358,853	0.4%
300	87,497	0.0%
360	791,533,152	96.0%
Total:	824,187,591	100%

Loan Purpose
	Balance
Purchase	406,637,412	49.3%
Refinance - Cashout	367,046,216	44.5%
Refinance - Rate Term	50,503,964.00	6.1%
Total:	824,187,591	100%

Product Type
	Balance
Fixed	124,601,411	15.1%
Floating	699,586,180	84.9%
Total:	824,187,591	100%

Interest Only
	Balance
2Y IO	769,598	0.1%
5Y IO	80,844,760	9.8%
10Y IO	1,242,105	0.2%
Non IO	741,331,128	89.9%
Total:	824,187,591	100%

Hybrid Types
	Balance
6MO ARM
1/29 ARM
2/28 ARM	509,115,683	61.8%
3/27 ARM	181,695,783	22.0%
5/25 ARM	8,774,714	1.1%
15/15 ARM
Fixed	124,601,411	15.1%
Total:	824,187,591	100%

Property Type
	Balance
Single Family	654,002,614	79.4%
PUD	75,603,931	9.2%
2-4 Family	48,103,560	5.8%
Condo	46,477,487	5.6%
MH
Townhouse
Total:	824,187,591	100%

Documentation
	Balance
Full	511,125,462	62.0%
Reduced	155,272,808	18.8%
Stated	155,845,193	18.9%
No Doc	1,944,128	0.2%
Total:	824,187,591	100%

Lien Priority
	Balance
First	793,585,324	96.3%
Second	30,602,267	3.7%
Total:	824,187,591	100%

Mortgage Insurance
	Balance
Mortgage Insurance
Not Insured	824,187,591	100.0%

Coverage Down to:

Total:	824,187,591	100.0%

	Originator	Servicer
[Names of originators & servicers]

Geographic Distribution-States
State	Balance
Alabama	2,449,666	0.3%
Alaska	2,202,281	0.3%
Arizona	32,802,781	4.0%
Arkansas	1,463,018	0.2%
California	249,671,089	30.3%
Colorado	20,368,192	2.5%
Connecticut	9,414,806	1.1%
Delaware	1,504,770	0.2%
District of Columbia	2,150,656	0.3%
Florida	90,854,489	11.0%
Georgia	23,010,487	2.8%
Hawaii	758,307	0.1%
Idaho	7,160,823	0.9%
Illinois	20,087,267	2.4%
Indiana	4,330,409	0.5%
Iowa	2,967,026	0.4%
Kansas	4,432,577	0.5%
Kentucky	4,632,901	0.6%
Louisiana	2,609,491	0.3%
Maine	1,805,366	0.2%
Maryland	22,560,165	2.7%
Massachusetts	7,248,529	0.9%
Michigan	16,245,464	2.0%
Minnesota	9,569,832	1.2%
Mississippi	3,438,120	0.4%
Missouri	12,268,534	1.5%
Montana	513,197	0.1%
Nebraska	1,115,516	0.1%
Nevada	28,191,013	3.4%
New Hampshire	1,775,604	0.2%
New Jersey	16,758,659	2.0%
New Mexico	1,560,874	0.2%
New York	23,164,635	2.8%
North Carolina	10,277,358	1.2%
North Dakota	161,258	0.0%
Ohio	26,370,574	3.2%
Oklahoma	4,090,545	0.5%
Oregon	23,798,576	2.9%
Pennsylvania	13,791,095	1.7%
Rhode Island	4,367,317	0.5%
South Carolina	6,157,231	0.7%
South Dakota	186,514	0.0%
Tennessee	11,207,885	1.4%
Texas	18,188,021	2.2%
Utah	6,725,118	0.8%
Vermont	896,914	0.1%
Virginia	21,577,502	2.6%
Washington	36,414,261	4.4%
West Virginia	1,034,712	0.1%
Wisconsin	8,816,861	1.1%
Wyoming	1,039,304	0.1%
Total:	824,187,591	100%

Geographic Distribution-MSAs
MSA	Balance
Akron, OH	1,535,288	0.19%
Albany GA MSA	108,654	0.01%
Albany-Schenectady-Troy, NY	573,521	0.07%
Albuquerque NM MSA	1,054,703	0.13%
Alexandria LA MSA	67,877	0.01%
Allentown-Bethlehem-Easton PA MSA	737,889	0.09%
Amarillo, TX	304,033	0.04%
Anchorage AK MSA	2,202,281	0.27%
Ann Arbor MI PMSA	152,650	0.02%
Appleton-Oshkosh-Neenah, WI	707,452	0.09%
Asheville NC MSA	325,373	0.04%
Athens GA MSA	242,187	0.03%
Atlanta, GA	19,554,780	2.37%
Atlantic-Cape May, NJ	489,823	0.06%
Augusta-Aiken GA-SC MSA	176,150	0.02%
Austin-San Marcos, TX	1,914,275	0.23%
Bakersfield CA MSA	10,227,781	1.24%
Baltimore MD PMSA	10,328,968	1.25%
Bangor ME NECMA	82,317	0.01%
Baton Rouge, LA	1,748,949	0.21%
Beaumont-Port Arthur, TX	82,973	0.01%
Bellingham WA MSA	1,266,880	0.15%
Bergen-Passaic, NJ	2,578,965	0.31%
Billings MT MSA	17,941	0.00%
Biloxi-Gulfport-Pascagoula, MS	342,256	0.04%
Birmingham, AL	1,028,523	0.13%
Bismarck ND MSA	161,258	0.02%
Boise City, ID	4,351,921	0.53%
Boston-Wrcstr-Lwrnce-Lowll-Brcktn, MA-NH	8,346,562	1.01%
Boulder-Longmont CO PMSA	634,379	0.08%
Bremerton WA PMSA	1,997,480	0.24%
Brownsville-Harlingen-San Benito TX MSA	181,579	0.02%
Buffalo-Niagara Falls, NY	249,709	0.03%
Burlington VT NECMA	287,835	0.04%
Canton-Massillon, OH	599,856	0.07%
Casper WY MSA	450,653	0.06%
Cedar Rapids, IA	581,942	0.07%
Champaign-Urbana, IL	143,698	0.02%
Charleston-North Charleston, SC	880,915	0.11%
Charlotte-Gastonia-Rock Hill, NC-SC	4,111,810	0.50%
Chattanooga, TN-GA	1,014,019	0.12%
Cheyenne WY MSA	189,093	0.02%
Chicago IL PMSA	17,713,322	2.15%
Chico-Paradise CA MSA	204,799	0.03%
Cincinnati, OH-KY-IN	8,689,374	1.05%
Clarksville-Hopkinsville TN-KY MSA	307,445	0.04%
Cleveland-Lorain-Elyria, OH	5,923,873	0.72%
Columbia, SC	1,118,303	0.14%
Columbus GA-AL MSA	183,683	0.02%
Columbus, OH	3,398,481	0.41%
Corpus Christi, TX	424,764	0.05%
CO Springs, CO	3,095,622	0.38%
Dallas, TX	5,551,899	0.67%
Davenport-Moline-Rock Island, IA-IL	482,415	0.06%
Daytona Beach, FL	4,087,212	0.50%
Dayton-Springfield, OH	3,411,848	0.41%
Decatur IL MSA	45,533	0.01%
Denver CO PMSA	10,807,187	1.31%
Des Moines, IA	1,117,426	0.14%
Detroit, MI	11,258,060	1.37%
Dothan AL MSA	155,360	0.02%
Dover DE MSA	136,837	0.02%
Duluth-Superior MN-WI MSA	498,931	0.06%
Dutchess County NY PMSA	756,972	0.09%
El Paso, TX	69,548	0.01%
Elmira NY MSA	181,381	0.02%
Erie PA MSA	48,576	0.01%
Eugene-Springfield, OR	2,490,527	0.30%
Evansville-Henderson IN-KY MSA	139,881	0.02%
Fayetteville NC MSA	62,894	0.01%
Fayetteville-Springdale-Rogers AR MSA	668,103	0.08%
Flagstaff Arizona-Utah MSA	898,302	0.11%
Flint MI PMSA	556,332	0.07%
Fort Collins-Loveland CO MSA	1,118,984	0.14%
Fort Lauderdale, FL	15,623,716	1.90%
Fort Myers-Cape Coral, FL	4,514,559	0.55%
Fort Pierce-Port St. Lucie FL MSA	3,448,550	0.42%
Fort Walton Beach FL MSA	131,574	0.02%
Fort Wayne, IN	432,244	0.05%
Fort Worth-Arlington, TX	1,283,952	0.16%
Fresno CA MSA	6,361,043	0.77%
Gainesville, FL	308,084	0.04%
Galveston-Texas City TX PMSA	171,645	0.02%
Gary, IN	459,326	0.06%
Glens Falls NY MSA	29,975	0.00%
Grand Junction CO MSA	938,022	0.11%
Grand Rapids-Muskegon-Holland, MI	783,753	0.10%
Greeley CO PMSA	2,466,503	0.30%
Green Bay, WI	95,977	0.01%
Greensboro-Winston Salem-High Point, NC	1,104,000	0.13%
Greenville NC MSA	132,331	0.02%
Greenville-Spartanburg-Anderson, SC	1,114,633	0.14%
Hagerstown MD PMSA	563,411	0.07%
Hamilton-Middletown OH PMSA	92,232	0.01%
Harrisburg-Lebanon-Carlisle PA MSA	375,245	0.05%
Hartford, CT	2,573,928	0.31%
Hickory-Morgantown-Lenoir NC MSA	175,063	0.02%
Honolulu, HI	227,605	0.03%
Houston, TX	5,153,121	0.63%
Huntington-Ashland WV-KY-OH MSA	209,913	0.03%
Huntsville AL MSA	423,931	0.05%
Indianapolis, IN	1,402,333	0.17%
Jackson MI MSA	107,046	0.01%
Jackson TN MSA	49,922	0.01%
Jacksonville NC MSA	338,435	0.04%
Jacksonville, FL	2,166,151	0.26%
Jackson, MS	1,008,795	0.12%
Jamestown NY MSA	59,869	0.01%
Janesville-Beloit WI MSA	172,003	0.02%
Jersey City, NJ	383,149	0.05%
Johnson City-Kingsport-Bristol TN-VA MSA	518,975	0.06%
Joplin MO MSA	301,240	0.04%
Kalamazoo-Battle Creek, MI	761,472	0.09%
Kansas City, MO-KS	6,511,584	0.79%
Kenosha WI PMSA	677,595	0.08%
Killeen-Temple TX MSA	211,905	0.03%
Knoxville, TN	1,588,821	0.19%
Kokomo IN MSA	52,634	0.01%
La Crosse WI-MN MSA	86,277	0.01%
Lafayette IN MSA	67,886	0.01%
Lafayette LA MSA	86,948	0.01%
Lakeland-Winter Haven FL MSA	2,053,087	0.25%
Lancaster PA MSA	287,857	0.04%
Lansing-East Lansing, MI	419,381	0.05%
Laredo TX MSA	381,816	0.05%
Las Cruces NM MSA	146,399	0.02%
Las Vegas, NV-AZ	26,535,572	3.22%
Lawton OK MSA	238,038	0.03%
Lewiston-Auburn ME NECMA	465,831	0.06%
Lexington, KY	772,602	0.09%
Lima OH MSA	197,379	0.02%
Little Rock-North Little Rock, AR	416,914	0.05%
Longview-Marshall TX MSA	23,056	0.00%
Los Angeles-Long Beach, CA	51,258,581	6.22%
Louisville, KY-IN	2,806,689	0.34%
Lubbock TX MSA	184,327	0.02%
Lynchburg VA MSA	419,154	0.05%
Macon GA MSA	124,222	0.02%
Madison, WI	529,271	0.06%
Mansfield OH MSA	180,943	0.02%
McAllen-Edinburg-Mission, TX	187,581	0.02%
Medford-Ashland OR MSA	324,120	0.04%
Melbourne-Titusville-Palm Bay, FL	1,645,523	0.20%
Memphis, TN-AR-MS	3,659,213	0.44%
Merced CA MSA	2,966,862	0.36%
Miami, FL	16,932,959	2.06%
Middlesex-Somerset-Hunterdon, NJ	2,954,542	0.36%
Milwaukee-Waukesha, WI	3,739,415	0.45%
Minneapolis-St. Paul, MN-WI	7,831,094	0.95%
Missoula MT MSA	132,749	0.02%
Mobile, AL	741,811	0.09%
Modesto CA MSA	7,871,206	0.96%
Monmouth-Ocean, NJ	1,794,186	0.22%
Monroe LA MSA	107,900	0.01%
Montgomery, AL	174,286	0.02%
Myrtle Beach, SC	1,311,588	0.16%
Naples, FL	3,066,320	0.37%
Nashville, TN	4,118,334	0.50%
Nassau-Suffolk, NY	6,976,598	0.85%
New Haven-Brdgprt-Stmfrd-Dnbry-Wtrbry,CT	5,413,320	0.66%
New London-Norwich CT NECMA	562,539	0.07%
New Orleans, LA	145,331	0.02%
New York, NY	13,082,133	1.59%
Newark, NJ	3,469,569	0.42%
Newburgh NY-PA PMSA	726,427	0.09%
Norfolk-VA Bch-Newport News, VA-NC	9,544,333	1.16%
NA	1,998,085	0.24%
N/A	48,799,273	5.92%
Oakland, CA	17,868,748	2.17%
Ocala, FL	708,169	0.09%
Odessa-Midland TX MSA	110,766	0.01%
Oklahoma City, OK	2,060,193	0.25%
Olympia WA PMSA	1,055,938	0.13%
Omaha, NE-IA	1,097,728	0.13%
Orange County, CA	20,936,289	2.54%
Orlando, FL	10,795,631	1.31%
Panama City FL MSA	164,675	0.02%
Parkersburg-Marietta WV-OH MSA	84,824	0.01%
Pensacola, FL	577,201	0.07%
Peoria-Pekin, IL	60,668	0.01%
Philadelphia, PA-NJ	9,184,088	1.11%
Phoenix-Mesa, AZ	26,285,191	3.19%
Pittsburgh, PA	2,774,298	0.34%
Pocatello ID MSA	541,509	0.07%
Portland-Vancouver, OR-WA	21,997,327	2.67%
Portland, ME	218,464	0.03%
Providence-Warwick-Pawtucket, RI	4,669,218	0.57%
Provo-Orem, UT	3,034,314	0.37%
Pueblo CO MSA	461,891	0.06%
Punta Gorda FL MSA	696,981	0.09%
Racine WI PMSA	274,515	0.03%
Raleigh-Durham-Chapel Hill, NC	2,226,742	0.27%
Reading PA MSA	222,279	0.03%
Redding CA MSA	3,190,411	0.39%
Reno, NV	2,723,998	0.33%
Richland-Kennewick-Pasco, WA	458,661	0.06%
Richmond-Petersburg, VA	4,273,962	0.52%
Riverside-San Bernardino, CA	47,478,314	5.76%
Roanoke VA MSA	100,642	0.01%
Rochester, NY	334,180	0.04%
Rockford IL MSA	283,197	0.03%
Rockford, IL	355,061	0.04%
Rocky Mount NC MSA	105,620	0.01%
Sacramento, CA	14,697,897	1.78%
Saginaw-Bay City-Midland, MI	1,121,952	0.14%
Salem OR MSA	1,847,466	0.22%
Salinas CA MSA	3,351,108	0.41%
Salt Lake City-Ogden, UT	3,287,117	0.40%
San Antonio, TX	919,105	0.11%
San Diego, CA	9,584,961	1.16%
San Francisco, CA	2,317,984	0.28%
San Jose, CA	13,296,355	1.61%
Santa Barbara-Santa Maria-Lompoc CA MSA	752,361	0.09%
Santa Cruz-Watsonville CA PMSA	384,309	0.05%
Santa Rosa CA PMSA	2,452,025	0.30%
Sarasota-Bradenton, FL	3,622,732	0.44%
Savannah GA MSA	286,021	0.04%
Scranton--Wilkes-Barre-Hazleton PA MSA	580,254	0.07%
Seattle-Bellevue-Everett, WA	17,748,661	2.15%
Sharon PA MSA	72,540	0.01%
Sheboygan WI MSA	162,335	0.02%
Sherman-Denison TX MSA	337,091	0.04%
Shreveport-Bossier City, LA	452,485	0.06%
Sioux Falls, SD	111,681	0.01%
South Bend, IN	145,336	0.02%
Spokane, WA	1,493,199	0.18%
Springfield, IL	391,064	0.05%
Springfield, MA	556,042	0.07%
Springfield, MO	479,295	0.06%
State College PA MSA	98,941	0.01%
Stockton-Lodi CA MSA	8,677,018	1.05%
St. Cloud MN MSA	356,426	0.04%
St. Joseph MO MSA	171,469	0.02%
St. Louis, MO-IL	6,510,084	0.79%
Sumter SC MSA	95,181	0.01%
Syracuse, NY	55,185	0.01%
Tacoma, WA	4,553,176	0.55%
Tallahassee, FL	516,653	0.06%
Tampa-St. Petersburg-Clearwater, FL	12,069,582	1.46%
Toledo, OH	741,176	0.09%
Topeka, KS	396,574	0.05%
Trenton, NJ	511,514	0.06%
Tucson, AZ	1,980,922	0.24%
Tulsa, OK	1,418,157	0.17%
Utica-Rome NY MSA	19,145	0.00%
Vallejo-Fairfield-Napa CA PMSA	4,186,902	0.51%
Ventura CA PMSA	8,871,678	1.08%
Visalia-Tulare-Porterville CA MSA	2,120,212	0.26%
Waco TX MSA	102,114	0.01%
Washington, DC-MD-VA-WV	19,356,346	2.35%
Wausau WI MSA	182,296	0.02%
West Palm Beach-Boca Raton, FL	5,331,332	0.65%
Wheeling WV-OH MSA	83,159	0.01%
Wichita, KS	974,510	0.12%
Williamsport PA MSA	170,032	0.02%
Wilmington NC MSA	541,169	0.07%
Wilmington-Newark, DE-MD	1,854,820	0.23%
Yakima WA MSA	414,217	0.05%
Yolo CA PMSA	260,000	0.03%
York PA MSA	223,542	0.03%
Youngstown-Warren, OH	351,625	0.04%
Yuba City CA MSA	1,334,971	0.16%
Yuma AZ MSA	689,529	0.08%
Total:	824,187,591	100%